Exhibit 4.8

EXHIBIT A

to

LOAN AND SECURITY AGREEMENT

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of                     , 20__ is made between                      (the “Assignor”) and                      (the “Assignee”).

W I T N E S S E T H:

WHEREAS, Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Innophos, Inc. and Innophos Canada, Inc. (individually each, a “Borrower” and collectively, “Borrowers”), as set forth in the Loan and Security Agreement, dated                     , 2009, by and among Borrowers, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Loan Documents”);

WHEREAS, as provided under the Loan Agreement, Assignor committed to making Loans (the “Committed Loans”) to Borrowers in an aggregate amount not to exceed $             (the “Commitment”);

WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $             (the “Assigned Commitment Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1. Assignment and Acceptance.

(a) Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the Commitment and each of the Committed Loans of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Loan Documents, so that after giving effect thereto, the Commitment of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be              (__%) percent.

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.2, 6.4, 6.9, 13.5 and 14.5 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

(c) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s Commitment will be $            .

(d) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor’s Commitment will be $             (as such amount may be further reduced by any other assignments by Assignor on or after the date hereof).

2. Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $            , representing Assignee’s Pro Rata Share of the principal amount of all Committed Loans.

(b) Assignee shall pay to Agent the processing fee in the amount specified in Section 15.7(a) of the Loan Agreement.

3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and outstanding Letters of Credit shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4. Independent Credit Decision. Assignee acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of                          and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

5. Effective Date; Notices.

(a) As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be                     , 200_ (the “Effective Date”); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

(ii) the consent of Agent as required for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii) written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Administrative Borrower and Agent;

(iv) Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

(v) the processing fee referred to in Section 2(b) hereof shall have been paid to Agent.

(b) Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Administrative Borrower and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

6. Agent. [INCLUDE ONLY IF ASSIGNOR IS AN AGENT]

(a) Assignee hereby appoints and authorizes Assignor in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.

(b) Assignee shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]

7. Withholding Tax. Assignee (a) represents and warrants to Assignor, Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Loan Documents, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Borrowers prior to the time that Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI, as applicable (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new such forms upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8. Representations and Warranties.

(a) Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b) Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, Guarantors or any of their respective Affiliates, or the performance or observance by Borrowers, Guarantors or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

(c) Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights to general equitable principles.

9. Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10. Miscellaneous.

(a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York County, New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f) ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:

Title:

[ASSIGNEE]

By:

Title:

SCHEDULE 1

NOTICE OF ASSIGNMENT AND ACCEPTANCE

                    , 20__

Attn.:

Re:

Ladies and Gentlemen:

Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Innophos, Inc. and Innophos Canada, Inc. (individually each, a “Borrower” and collectively, “Borrowers”), as set forth in the Loan and Security Agreement, dated                     , 2008, by and among Borrowers, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Loan Documents”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

1. We hereby give you notice of, and request your consent to, the assignment by                                                       (the “Assignor”) to                                                           (the “Assignee”) such that after giving effect to the assignment Assignee shall have an interest equal to                      (__%) percent of the total Commitments pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand that the Assignor’s Commitment shall be reduced by $            , as the same may be further reduced by other assignments on or after the date hereof.

2. Assignee agrees that, upon receiving the consent of Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

3. The following administrative details apply to Assignee:

(A)	Notice address:

Assignee name:
Address:
Attention:
Telephone:
Telecopier:

(B)	Payment instructions:

Account No.:
At:
Reference:
Attention:

4. You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:

Title:

[NAME OF ASSIGNEE]

By:

Title:

ACKNOWLEDGED AND ASSIGNMENT

CONSENTED TO:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:

Title:

EXHIBIT B

to

LOAN AND SECURITY AGREEMENT

FORM OF BORROWING BASE CERTIFICATE

Wachovia Bank, National Association	Date:
AVAILABILITY REPORT - US DOMESTIC	Number:

BORROWER    ________________________________________________

ADDRESS         ________________________________________________

BBC As of Date:	Date	Date	Date
	US	Canada	Total
A Accounts Receivable Outstanding Assigned To Wachovia Capital Finance (Previous Report)
Additions To Accounts Receivable: B Total Net Additions To A/R:
Deductions To Accounts Receivable: C Total Net Deductions To A/R:
D Accounts Receivable Outstanding Assigned To Wachovia Capital Finance (A + B - C = D)
Less: Ineligible A/R: E Total Ineligible A/R (see attached Schedules):
F Eligible Accounts Receivable (D - E = F) Advance Rate
G Availability From Accounts Receivable @ 85.00%
H Availability From Inventory (see attached Schedules) - CAPPED AT $32,500,00
I Total Availability Before Loans. Reserves and UCs (G + H = I)
J Total Line of Credit Limit $ 65.000,000
K Lesser of Line of Credit Limit or Total Borrowing Base Availability Before Loans, Reserves and L/Cs (Lesser of I or J)
L Other Reserves (see attached Schedules)
M Availability Before Loans and UCs (K - L = M)
Sub Limit N Standby L/Cs $ 20,000,000
M Availability Before Loans and After L/Cs (M - N = 0) $
Loan Balance Previous Report $ 0
Less: Cash Remitted $ 0
Additional Borrowing This Report $ 0
P Loan Balance
Q Excess Availability After Loans, UCs, and Reserves (O - P = Q)
R Minimum Excess Availability Requirement
S Excess Availability After Minimum Excess Availability Requirement (Q - R = S)

Pursuant to the provisions of the Loan and Security Agreement and other financing documents dated as of                      (collectively the “Loan Agreement’) among Innophos, Inc. and Innophos Canada, Inc (the “Borrower), Wachovia Bank, National Association (‘Wachovia”), as the Administrative Agent, the Collateral Agent and LC Issuer and Lenders, the Borrower hereby delivers this Borrowing Base and Loan Report to Wachovia, as the Administrative Agent. The undersigned Borrower certifies that: (a) this report, including all other reports and other schedules referred to herein, is true and correct in all respects, is in accordance with the books and records of the undersigned and is prepared in accordance with the terms of the Loan Agreement, (b) as of the date hereof, all representations and warranties of the undersigned contained In the Loan Agreement are true and correct; and (c) no default or event of default or any event or condition, which with the giving notice or the passage of time or both would constitute a default or event of default under the Loan Agreement, exists.

Wachovia Bank, National Association	CLIENT: INNOPHOS INC. AND INNOPHOS CANADA INC.

One South Broad Street - PA4812	BY:

Philadelphia, PA 19107	Name/Title:

INNOPHOS INC. AND INNOPHOS CANADA INC. - CONSOLIDATED INVENTORY REPORT

Date:

WACHOVIA BANK, NATIONAL ASSOCIATION

One South Broad Street

Mail Code: PA4312

Philadelphia, PA 19107

	Inventory Type	Inventory Value	Less: Ineligible	Net Eligible Inventory	Adv. Rate[1]	Inventory Availability
1	RAW MATERIAL				see note 1
2	FINISHED GOODS				see note 1
3	PACKAGING				see note 1
4	DOMESTIC INTRANSIT (RAW/MATERIALS)				see note 1
5	DOMESTIC INTRANSIT (FINISHED GOODS)				see note 1
6	TOTAL INVENTORY				TOTAL AVAILABILITY		NOT TO EXCEED $32,500,500 INCLUDING CANADIAN INVENTORY LIMIT

Less:	INELIGIBLE RAW MATERIAL
7
8	Slow Moving			Notes 1. Inventory advance rate is the lesser of 60%, or 85% of the Net Recovery Percentage as reported on the most repent appraisal dated February 10, 2009.
9	Damage / Rework / Offgrade			2. Total availability for Domestic Intransit (Raw Material) and Domestic Intransit (Finished Goods) is limited $15,000,000.
10	Consigned			3. Inventory to be valued at the lower of cost (computed on a FIFO basis) or market.
11	Distressed Sale
12	Returned
13	Supplies
14	Other
15	Other
Total

Less:	INELIGIBLE FINISHED GOODS
16	Slow Moving
17	Damage / Rework / Offgrade
18	Consigned
19	Outside Processor
20	Distressed Sale
21	Returned
22	Used in Production of Other Products
23	Intransit
24	Phosphoric Acid Reserve
25	Bill and Hold
26	LCM Reserve
27	Unfavorable Capitalized Variances
28	Locations less than $250k
Total

Less:	INELIGIBLE PACKAGING
29	Packaging
30	Shipping Materials
31	Supplies
32	Other
33	Other
Total

Less:	INELIGIBLE DOMESTIC INTRANSIT (RAW MATERIALS)
34	Shipments over 16 days
35
36
Total

Less:	INELIGIBLE DOMESTIC INTRANSIT (RAW MATERIALS)
37	Shipments over 16 days
38
39
Total
40	TOTAL INELIGIBLE INVENTORY

*	Inventory amounts include Capitalized Variance of:

Pursuant to the provisions of the Loan and Security Agreement and other financing documents dated as of                      (collectively the “Loan Agreement’) among Innophos, Inc. and Innophos Canada, Inc (the “Borrower), Wachovia Bank, National Association (‘Wachovia”), as the Administrative Agent, the Collateral Agent and LC Issuer and Lenders, the Borrower hereby delivers this Borrowing Base and Loan Report to Wachovia, as the Administrative Agent. The undersigned Borrower certifies that: (a) this report, including all other reports and other schedules referred to herein, is true and correct in all respects, is in accordance with the books and records of the undersigned and is prepared in accordance with the terms of the Loan Agreement, (b) as of the date hereof, all representations and warranties of the undersigned contained In the Loan Agreement are true and correct; and (c) no default or event of default or any event or condition, which with the giving notice or the passage of time or both would constitute a default or event of default under the Loan Agreement, exists.

Signature
Name:
Title:

EXHIBIT C

to

LOAN AND SECURITY AGREEMENT

FORM OF INFORMATION CERTIFICATE

Wachovia Bank, National Association,

  as Agent

One South Broad Street PA4812

Philadelphia, Pennsylvania 19107

In connection with certain financing (the “Loan Facility”) provided or to be provided or arranged by Wachovia Bank, National Association (“Wachovia”) and certain other lenders (together with Wachovia in its individual capacity, collectively, “Lenders”) and for whom Wachovia will be acting as agent (in such capacity, “Agent”), each of the undersigned (individually, a “Company” and, collectively, the “Companies”) jointly and severally represents and warrants, as of the date hereof, to Agent and Lenders the information about it set forth below, its organizational structure and other matters of interest to Agent and Lenders. Capitalized terms used herein and not otherwise defined have the meaning ascribed to such term in the Loan and Security Agreement (the “Loan and Security Agreement”) dated as of the date hereof by and among Innophos, Inc. and Innophos Canada, Inc., as Borrowers, the Lenders and Agent.

1.	The full and exact name of each Company as set forth in its certificate of incorporation (or its certificate of formation or other organizational document filed with the applicable state governmental authority, as the case may be) is as follows:

2.	Each Company uses no names other than the names referred to in 1 in the operation of its respective business.

3.	Each Company is a registered organization of the following type:

Company	Date of Organization	Jurisdiction of Organization

4.	The organizational identification number of each Company issued by its jurisdiction of organization is as set forth below:

Company	ID No.

5.	The Federal Employer Identification Number of each Company is as follows:

Company	FEIN

6.	As of the date hereof, each Company is duly qualified and authorized to transact business as a foreign organization in the following jurisdictions under the stated organizational identification numbers, and is in good standing in such jurisdictions:

Company	Jurisdiction	ID No.

7.	Since the date of its organization, the name of each Company as set forth in its organizational documentation as filed of record with the applicable state authority has been changed as follows:

Company	Date of Change	Prior Name

8.	Since the date of its respective organization set forth in 3, each Company has made or entered into the following mergers or acquisitions:

Company	Merger/Acquisition	Date

9.	The executive office and mailing address of each Company is located at the address indicated for such Company on Schedule 8.2 hereto.

10.	The books and records of each Company pertaining to accounts, contract rights, inventory, and other assets are located at the addresses indicated for such Company on Schedule 8.2 hereto.

11.	Each Company has other places of business and/or maintains inventory only at the addresses indicated for such Company on Schedule 8.2 hereto.

12.	Except as otherwise permitted under the Loan and Security Agreement, each Company’s assets are owned and held free and clear of any liens, mortgages, pledges, security interests, encumbrances or charges as of the date hereof, except as set forth on Schedule 8.4 hereto.

13.	As of the date hereof (i) there is no investigation by any Governmental Authority, or action, suit, proceedings or claim by any Person, pending, or the best of any Borrower’s or Guarantor’s knowledge, threatened in writing, against or affecting any Borrower or Guarantor, its or their assets or business which if adversely determined against such Borrower or Guarantor, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect and (ii) there is no action, suit, proceeding or claim by any Person pending or threatened in writing, that involves the Loan and Security Agreement or any transactions contemplated by the Loan and Security Agreement, except, in either case, as set forth on Schedule 8.6 hereto.

14.	Each Company is in compliance in all material respects as of the date hereof with all Environmental Laws applicable to its business or operations, where the violation or failure to comply, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect, except as set forth on Schedule 8.8 hereto.

15.	No Company has any deposit accounts, investment accounts, securities account or similar accounts with any bank, savings and loan or other financial institution as of the date hereof, except as set forth on Schedule 8.10 hereto for the purposes and of the types indicated therein.

16.	As of the date hereof, no Company owns or licenses any material trademarks, patents, copyrights or other intellectual property registered or subject to pending applications in the United States Patent and Trademark Office or any similar office or agency in the United States (other than internet domain name registrations), any State thereof, any political subdivision thereof, and has not granted any licenses with respect thereto, except as set forth on Schedule 8.11 hereto.

17.	Each Company is affiliated with, or has ownership in, the entities set forth on Schedule 8.12 hereto as of the date hereof.

18.	The names of the stockholders of each Company and their holdings as of the date hereof are as set forth on Schedule 8.12 hereto.

19.	No Company is a party to or bound by a collective bargaining or similar agreement with any union, labor organization or other bargaining agent as of the date hereof, except as set forth on Schedule 8.13 hereto.

20.	No Company is a party to or bound by any Material Contract as of the date hereof, except as set forth on Schedule 8.15 hereto.

21.	Except as otherwise permitted under the Loan and Security Agreement, no Company has any outstanding Indebtedness as of the date hereof, except as set forth on Schedule 9.9 hereto.

22.	No Company has any outstanding loans or advances to any other Person as of the date hereof, except as set forth on Schedule 9.10 hereto.

23.	No Company has any chattel paper (whether tangible or electronic) or instruments as of the date hereof.

24.	No Company has any commercial tort claims as of the date hereof.

25.	There is no provision in the certificate of incorporation, by-laws or other organizational documents of any Company, or in the laws of the jurisdiction of its organization, requiring any vote or consent of its stockholders to borrow or to authorize the mortgage or pledge of or creation of a security interest in any assets of such Company; such power is vested exclusively in its Board of Directors.

26.	The officers of each Company and their respective titles as of the date hereof are as follows:

Company	Title	Name

The following will have signatory powers as to all transactions of each Company with Agent and Lenders:

(i)

(ii)

(iii)

The members of the Board of Directors of each Company as of the date hereof are:

Company	Directors

27.	Each Company has paid or caused to be paid all material taxes due and payable by it.

28.	Certified Public Accountants for each Company is the firm of:

Name:

Address:

Partner Handling Relationship:

Were statements uncertified for any fiscal year?

Agent and Lenders shall be entitled to rely upon the foregoing in all respects and each of the undersigned is duly authorized to execute and deliver this Information Certificate on behalf of the Company for which he or she is signing.

Very truly yours, INNOPHOS, INC.

By:

Title:

INNOPHOS CANADA, INC.

By:

Title:

EXHIBIT D

to

LOAN AND SECURITY AGREEMENT

FORM OF OFFICER’S CERTIFICATE

(Solvency)

This Certificate is furnished pursuant to Section 4.1(i) of the Loan and Security Agreement, dated of even date herewith (the “Loan Agreement”), by and among the parties thereto as lenders (collectively, “Lenders”), Wachovia Bank, National Association, a national banking association, in its capacity as agent acting for and on behalf of Lenders (“Agent”), Innophos, Inc., a Delaware corporation (“Innophos”) and Innophos Canada, Inc., an Ontario, Canada corporation (“Innophos Canada” and, together with Innophos, each individually a “Borrower” and collectively, “Borrowers”). Capitalized terms used but not defined herein have the meanings given such terms in the Loan Agreement.

I, the undersigned, the                      of each Borrower, do hereby certify, solely in my capacity as an authorized officer of each Borrower and not in my individual capacity, to Agent and Lenders that:

1. I am the                      of each Borrower, with the primary responsibility for the management of the financial affairs and accounting practices of each Borrower and have acted on behalf of each Borrower in connection with the financing arrangements provided for under the Loan Agreement, including meeting and conferring with Borrowers’ independent auditors as well as counsel to Borrowers.

2. For purposes of this Certificate, I, or officers of each Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below:

(a) reviewed the unaudited financial statements of each Borrower at                      , 200_ and at                      , 200_ and the related consolidated statements of income and cash flow and statements of shareholder’s equity of each Borrower for the fiscal year ended on                      , 200_;

(b) reviewed the pro forma balance sheets of each Borrower constituting Exhibit A to this Certificate, which were prepared in accordance with GAAP consistently applied on a pro forma basis on or before the date hereof, the extensions of credit made or to be made on the date hereof under the Loan Agreement and the other Financing Agreements (collectively, the “Transactions”);

(c) to the extent I deemed necessary, made inquiries of certain other officers of each Borrower for purposes of delivery of this certificate;

(d) read and reviewed the Financing Agreements; and

(e) made such other investigations and inquiries as I deemed necessary or prudent.

3. Based on and subject to the foregoing, I hereby certify on behalf of each Borrower, in my capacity as                      of each Borrower and not in my individual capacity, that, immediately after giving effect to the Transactions, each Borrower is Solvent.

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D-1

IN WITNESS WHEREOF, each Borrower has caused its                      to execute and deliver this Certificate as of the date first set forth above, solely in her capacity as an authorized officer of each Borrower.

BORROWERS INNOPHOS, INC.

By:

Title:

INNOPHOS CANADA, INC.

By:

Title:

D-2

EXHIBIT E

TO

LOAN AND SECURITY AGREEMENT

Compliance Certificate

To:	Wachovia Bank, National Association, as Agent
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

I hereby certify to you pursuant to Section 9.6(d)(ii) of the Loan Agreement (as defined below) as follows:

1. I am the duly elected Chief Financial Officer of                     , a                      corporation,                     , a                      corporation and                     , a                      corporation (collectively, “Borrowers”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan and Security Agreement, dated                     , 20__, by and among Wachovia Bank, National Association, as agent for the financial institutions party thereto as lenders (in such capacity, “Agent”) and the financial institutions party thereto as lenders (collectively, “Lenders”), Borrowers and certain of their affiliates (as such Loan and Security Agreement is amended, modified or supplemented, from time to time, the “Loan Agreement”).

2. After due inquiry, to my knowledge no Default or Event of Default has occurred, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 2 listing, in detail, the nature of the condition or event and the period during which it existed or has existed.

4. Attached hereto as Schedule II are the calculations used in determining, as of the end of such fiscal month whether Borrowers and Guarantors are in compliance (a) if a Compliance Period is then in effect, with the covenant set forth in Section 11.1 of the Loan Agreement for such fiscal month and (b) with the covenant set forth in Section 11.2 of the Loan Agreement for such fiscal month.

The foregoing certifications are made and delivered this day of                     , 20__.

Very truly yours,

By:

Title:

E-1